Exhibit 99.1

PRESS RELEASE

Allora Minerals Announces Shareholder Approval for Name
Change to EPOD Solar Inc.

July 22, 2009 – Kelowna, BC -- (MARKETWIRE) — Allora Minerals, Inc. (OTCBB.ALRL) (the "Company") which recently announced plans to acquire certain assets of EPOD Solar, Inc., ( "ESI") a vertically integrated solar company with operations in North America and Europe, today announced that its shareholders have approved the change of its name to EPOD Solar Inc., and that it has amended its Articles of Incorporation, which became effective on July 16, 2009, following the filing of the Amendment with the Secretary of State of Nevada.

The Company has notified the CUSIP Service Bureau regarding the name change and has received notification of its new Committee on Uniform Security Identification Procedures (CUSIP) number for the Common Stock. The Company will also promptly notify both the over-the-counter bulletin board ("OTCBB") and the Financial Industry Regulatory Authority, Inc. (FINRA) on the name change in order to obtain a new trading symbol for the Common Stock on the OTBB. Pending receipt of the new trading symbol, the Common Stock will continue to trade on the OTCBB under the existing "ALRL" symbol.

The closing of the Acquisition, which is expected to occur within 45 days of June 30, 2009, is subject to the satisfaction or waiver of certain conditions, including: (i) the delivery of the Assets and the Shares, (ii) the completion of audited pro forma financial statements of the Company, and (iii) other customary conditions.

Upon the close of the Acquisition, the Company will be developing solar parks throughout Europe and North America with a focus on areas that are supported by feed-in-tariff legislation. The Green Energy Act, 2009 (GEA) was introduced to the Ontario Legislature on February 23, 2009. It includes a proposal for a new renewable energy program known as a Feed-in Tariff (FIT) Program designed to further encourage the development of renewable energy supply.

ESI currently has 117MW of solar parks in development. It also builds amorphous silicon thin-film solar panels primarily for deployment in its own solar parks by way of a customized manufacturing process and installs the solar panels through its internally developed operating expertise.

Throughout Europe and North America, ESI has developed operating solar projects producing about 1,500 kWp of capacity. It intends to have 100MW manufacturing capacity by the end of 2010.

For more information concerning the application for name change, see the Form 8K filed with the Securities and Exchange Commission on July 22, 2009.

FORWARD-LOOKING STATEMENTS

This release contains certain "forward-looking statements" relating to the business of EPOD Solar Inc... (the "Company"), which can be identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions. Such forward-looking statements involve known and unknown risks and uncertainties, including all business uncertainties relating to reliance on a limited number of customers, market demand, cyclical nature of our markets, reliance on key personnel, future capital requirements, competition in general and other factors that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. Certain of these risks and uncertainties are or will be described in greater detail in our filings with the Securities and Exchange Commission. These forward-looking statements are based on the Company’s current expectations and beliefs concerning future developments and their potential effects on the company. There can be no assurance that future developments affecting the Company will be those anticipated by the Company. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the Company) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by such forward-looking statements. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. All information in this press release is as of July 22, 2009 and the Company undertakes no duty to update this information unless required by law.

Contact:

Aspire Clean Tech Communications, Inc.
Todd M. Pitcher, 858-518-1387 or 760-798-4839
Corporate Communications

Source: EPOD Solar Inc. (formerly Allora Minerals, Inc.)